Exhibit 6.40

PLEDGE AGREEMENT

This PLEDGE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of this 21st day of February, 2025, by PACASO INC., a Delaware corporation (the “Pledgor”), with offices at 2021 Fillmore St. Suite 183, San Francisco, CA 94115, for the benefit of SG RANCH FUND LP (the “Pledgee”), with offices at 270 Madison Ave, Suite 702, New York, NY 10016.

RECITALS

A. Pacaso SG II LLC, a Delaware limited liability company and wholly-owned subsidiary of the Pledgor (“Borrower”), and entered into that certain Credit Agreement dated February 21, 2025 with Pledgee (as may be amended, modified, extended or restated from time to time, the “Credit Agreement”).

B. Pursuant to a Guaranty dated as of the date hereof (the “Guaranty”), the Pledgor has guaranteed the payment and performance by the Borrower of all of the Secured Obligations (as such term is defined in Section 1).

C. Pledgor is the record and beneficial owner of 100% of the issued and outstanding capital stock of Borrower (the “Pledged Subsidiary”), as set forth on Schedule I hereto.

D. It is a condition precedent to the effectiveness of the Credit Agreement that the Pledgor execute and deliver to the Pledgee a Pledge Agreement in substantially the form hereof to pledge to the Pledgee 100% of the issued and outstanding capital stock or other equity interests of the Pledged Subsidiary (such outstanding capital stock and equity interests, collectively, the “Pledged Shares”), including the Pledged Shares as from time to time described on Schedule I hereto, together with the other Pledged Collateral described below.

Accordingly, the parties hereto agree as follows:

1. Security Interest. As collateral security for the obligations of the Pledgor under the Guaranty (the “Secured Obligations”), including any and all renewals or extensions thereof, Pledgor hereby delivers, pledges, transfers and collaterally assigns to the Pledgee and grants to the Pledgee a first priority security interest in and to:

(a) all of Pledgor’s right, title and interest in and to all of the Pledged Shares (including, without limitation, the Pledged Shares described on Schedule I hereto), now owned or hereafter acquired, whether such interests are certificated or uncertificated;

(b) any additional equity interests of the Pledged Subsidiary now owned or hereafter acquired by Pledgor (which equity interests shall be deemed to be part of the Pledged Shares) and the certificates, if any, representing such additional equity interests, and subject to Section 6(a), all dividends, distributions, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such equity interests;

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(c) subject to Section 6(b), the right to vote such equity interests, now owned, legally, beneficially or hereafter acquired, together with all of Pledgor’s rights, privileges, authority and powers as a member of the Pledged Subsidiary under the Organizational Documents of the Pledged Subsidiary, including all rights of Pledgor to terminate, amend, supplement, modify, or cancel such Organizational Documents, to take all actions thereunder and to compel performance and otherwise exercise all remedies thereunder;

(d) any other claim which Pledgor now has or may in the future acquire in its capacity as member of the Pledged Subsidiary against the Pledged Subsidiary and its property; and

(e) subject to Section 6(a), all proceeds, products and accessions of and to any of the property described in the preceding clauses (a) through (d) above from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing, including all dividends, interest distributions, cash, warrants, partial liquidation, conversion, prepayments or redemptions (in whole or in part), liquidations, rights, instruments and other property, except for, in each case, cash dividends or other cash distributions to the extent permitted under Section 6(a) hereof (collectively, the “Pledged Collateral”).

2. Delivery of Share Certificates; Stock Powers; Documents. Pledgor agrees to deliver all share certificates, if any, undated stock powers duly executed in blank, documents, agreements, financing statements, amendments thereto, assignments or other writings the Pledgee may reasonably request to carry out the terms of this Agreement or to perfect, protect the priority of or enforce the Lien on and security interest in the Pledged Collateral hereunder granted hereby to the Pledgee and further agrees to do and cause to be done, upon the Pledgee’s request, all things reasonably determined by the Pledgee to be necessary to perfect, protect the priority of and keep in full force the Lien on the Pledged Collateral hereunder granted hereby in favor of the Pledgee, including, but not limited to, the prompt payment of all fees and expenses incurred in connection with any filings made to perfect or continue the Lien on and security interest in the Pledged Collateral hereunder granted hereby in favor of the Pledgee. Pledgor agrees to cause Pledged Subsidiary to make appropriate entries upon its books and records (including, without limitation, its stock record and transfer books) disclosing the Lien on the Pledged Collateral hereunder granted hereby to the Pledgee hereunder. Pledgor further agrees to promptly deliver to the Pledgee, or cause the Pledged Subsidiary to deliver directly to the Pledgee, any share certificates or other documents representing Pledged Collateral acquired or received after the date of this Agreement with an undated stock power duly executed by Pledgor in blank. If at any time the Pledgee notifies Pledgor that additional stock powers endorsed in blank with respect to Pledged Collateral are required, Pledgor shall promptly execute in blank and deliver such stock powers to the Pledgee as the Pledgee may reasonably request. The Parties hereto hereby acknowledge and agree that the Pledgee is taking possession of any stock certificates and stock power representing the Pledge Collateral for purposes of Sections 8-106 and 8-301 of the UCC. As used herein, the term “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York, or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.

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3. Power of Attorney. Pledgor hereby constitutes and irrevocably appoints the Pledgee, with full power of substitution, as Pledgor’s true and lawful attorney-in-fact, to the fullest extent permitted by Applicable Law, at any time or times when an Event of Default has occurred and is continuing, to affix to certificates and documents representing the Pledged Collateral, if any, the stock power, if any, delivered with respect thereto, to transfer or cause the transfer of the Pledged Collateral, or any part thereof on the books of the corporation or other entity issuing the same, to the name of the Pledgee and thereafter to exercise as to such Pledged Collateral all the rights, powers and remedies of an owner, or to the name of the Pledgee’s nominee or transferee. The power of attorney granted pursuant to this Agreement and all authority hereby conferred are granted and conferred solely to protect the Pledgee’s interest in the Pledged Collateral and shall not impose any duty upon the Pledgee to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest.

4. Inducing Representations of Pledgor. Pledgor makes the following representations and warranties to the Pledgee, each and all of which shall survive the execution and delivery of this Agreement:

(a) The information concerning Pledgor’s beneficial ownership of the Pledged Collateral that is contained in this Agreement is true and correct in all respects.

(b) Pledgor is the sole legal and beneficial owner of, and has good and indefeasible title to, its Pledged Collateral, free and clear of all pledges, liens, security interests, claims of others and other encumbrances and restrictions on the transfer and assignment thereof, other than the security interest created by this Agreement and any Permitted Liens and other Liens expressly permitted by the Credit Agreement (including any Lien which may be senior to the Pledgee’s Lien and consented to in writing by the Pledgee after the Closing Date), and has the corporate power and authority to execute this Agreement and to pledge the Pledged Collateral to the Pledgee as provided for herein.

(c) There are no outstanding options, warrants or other similar agreements to which Pledgor or any of its Subsidiaries are a party with respect to the Pledged Collateral.

(d) The Pledged Shares have been validly issued; the holder or holders of the Pledged Shares are not and will not be subject to any personal liability as such holder under any Applicable Law; and are not subject to any transfer restrictions (other than pursuant to or permitted under this Agreement, the Credit Agreement and the other Financing Documents) or other restrictions governing their issuance, transfer, ownership or control other than restrictions on transfer imposed by applicable foreign, state and federal laws applicable to the issuance, transfer, ownership or control of securities generally.

(e) No consent, approval or authorization of or designation or filing (other than filing financing statements) with any agency or authority is required of Pledgor in connection with the pledge and security interest granted under this Agreement or the rights and remedies provided herein other than those which have been obtained.

(f) The execution and delivery of this Agreement by Pledgor, and the performance by Pledgor of its obligations hereunder, have been duly authorized by all necessary corporate actions of Pledgor and will not result in a violation by Pledgor of any charter, by-law, mortgage, indenture, contract, instrument, judgment, decree, order, statute, rule or regulation to which Pledgor is subject.

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(g) This Agreement has been duly executed and delivered by Pledgor, and constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors’ rights generally and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

(h) This Agreement constitutes a valid and continuing Lien on the Pledged Collateral owned by Pledgor in favor of the Pledgee.

5. Secured Obligations of Pledgor. Pledgor hereby covenants and agrees with the Pledgee as follows:

(a) Pledgor will not sell, transfer or convey any interest in, or suffer or permit any Lien to be created upon or with respect to, any of the Pledged Collateral during the term of the pledge established hereby, other than (i) as created under this Agreement, or (ii) any Permitted Liens or other Liens expressly permitted by the Credit Agreement; and (iii) any sale, transfer or conveyance permitted by the Credit Agreement the .

(b) Pledgor will, at its own expense, at any time and from time to time at the Pledgee’s reasonable request, do, make, procure, execute and deliver all acts, things, writings, assurances and other documents as may be reasonably required by the Pledgee to preserve, establish, or enforce the Pledgee’s rights, interests and remedies created by, provided in, or emanating from, this Agreement.

(c) Pledgor agrees that (i) it shall not permit Pledged Subsidiary to issue additional certificates representing the Pledged Shares without providing prior written notice to the Pledgee thereof, (ii) it shall cause Pledged Subsidiary to issue certificates with respect to any Pledged Shares, as necessary to comply with Section 2 of this Agreement, at the Pledgee’s reasonable request and (iii) promptly upon issuance (and in any case, within five (5) calendar days thereof) any certificates issued pursuant to the foregoing clauses (i) or (ii) shall be pledged and delivered to the Pledgee and shall be and become Pledged Shares and Pledged Collateral hereunder.

6. Rights of Pledgor.

(a) So long as no Event of Default has occurred and is continuing, Pledgor shall be entitled to receive cash dividends and other cash distributions paid on its Pledged Collateral solely to the extent permitted or not prohibited to be paid or distributed under the Credit Agreement, and to use and apply the same. Upon the occurrence and during the continuation of an Event of Default and notice to Pledgor from Pledgee, the rights of Pledgor under the prior sentence shall cease and be terminated and Pledgee shall thereafter receive all the benefits of and have the sole right to exercise any such rights.

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(b) So long as no Event of Default has occurred and is continuing, Pledgor shall be entitled to vote or consent or grant waivers or ratifications with respect to the Pledged Collateral in any manner not inconsistent with this Agreement, the Credit Agreement or any other Financing Document. Upon the occurrence and during the continuation of an Event of Default, and notice to the Pledgor from the Pledgee, the rights of Pledgor under the prior sentence shall cease and be terminated and the Pledgee shall thereafter receive all the benefits of and have the sole right to exercise any such rights, provided, that in the case of an Event of Default pursuant to Section 11(i) of the Credit Agreement, no such notice shall be required.

In connection with the foregoing, Pledgor hereby grants to the Pledgee an irrevocable proxy to vote the Pledged Collateral, which proxy shall be effective immediately upon the occurrence and during the continuance of an Event of Default. Upon the request of the Pledgee, Pledgor agrees to deliver to the Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxy to vote the Pledged Collateral during the continuance of an Event of Default as the Pledgee may request.

7. Rights of the Pledgee. At any time when an Event of Default has occurred and is continuing, the Pledgee may in its sole discretion and subject to the requirements of Applicable Law:

(a) Cause the Pledged Collateral to be transferred to its name, and thereafter exercise as to such Pledged Collateral all of the rights, powers and remedies of an owner, or to be transferred to the name of its nominee(s) or transferee(s).

(b) Collect by legal proceedings or otherwise all dividends, distributions, interest, principal payments, capital distributions and other sums now or hereafter payable on account of said Pledged Collateral, and hold the same as part of the Pledged Collateral, or apply the same to the Secured Obligations in such manner and order as the Pledgee may decide in its sole discretion.

(c) Enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Pledged Collateral, and in connection therewith deposit or surrender control of the Pledged Collateral thereunder, and accept other property in exchange therefor and hold and apply such property or money so received in such manner and order as the Pledgee may decide in its sole discretion.

(d) Discharge any taxes, liens, security interests or other encumbrances levied or placed on the Pledged Collateral or pay for the maintenance and preservation of the Pledged Collateral; the amount of such payments, plus any and all fees, costs and expenses of the Pledgee (including reasonable attorneys’ fees and disbursements) in connection therewith shall be reimbursed by Pledgor on demand, with interest thereon from the date paid by the Pledgee at the Default Rate, and until so reimbursed, shall be added to the Secured Obligations secured hereby.

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8. Event of Default; Remedies. Following the occurrence and during the continuance of an Event of Default:

(a) In addition to all the rights and remedies of a secured party under Applicable Law and otherwise set forth herein, the Pledgee shall have the right, without demand of performance or other demand, advertisement or notice of any kind, except as specified below, to or upon Pledgor or any other Person (all and each of which demands, advertisements and/or notices are hereby expressly waived to the extent permitted by Applicable Law), to proceed forthwith to collect, receive, appropriate and realize upon the Pledged Collateral, or any part thereof and to proceed forthwith to sell, assign, give an option or options to purchase, contract to sell, or otherwise dispose of and deliver the Pledged Collateral or any part thereof in one or more parcels at public or private sale or sales at any stock exchange or broker’s board or at any of the Pledgee’s offices or elsewhere at such prices and on such terms (including, without limitation, a requirement that any purchaser of all or any part of the Pledged Collateral shall be required to purchase any securities constituting the Pledged Collateral solely for investment and without any intention to make a distribution thereof) as the Pledgee in its sole and absolute discretion deems appropriate without any liability for any loss due to decrease in the market value of the Pledged Collateral during the period held. The Pledgee agrees to give Pledgor at least ten (10) days’ notice before any such disposition, to the address indicated in Section 12(b) below. Any disposition of the Pledged Collateral or any part thereof may be for cash or on credit or for future delivery without assumption of any credit risk, with the right of the Pledgee to purchase all or any part of the Pledged Collateral so sold at any such sale or sales, public or private, free of any equity or right of redemption in Pledgor, which right or equity is, to the extent permitted by Applicable Law, hereby expressly waived and released by Pledgor.

(b) All of the Pledgee’s rights and remedies, including but not limited to the foregoing, shall be cumulative and not exclusive and shall be enforceable alternatively, successively or concurrently as the Pledgee in its sole discretion may deem expedient.

(c) The Pledgee may elect to obtain (at Pledgor’s expense, as part of the Secured Obligations secured hereby) the advice of any independent investment banking firm with respect to the method and manner of sale or other disposition of any of the Pledged Collateral, the best price reasonably obtainable therefor, the consideration of cash and/or credit terms, or any other details concerning such sale or disposition. The Pledgee, in its sole discretion, may elect to sell the Pledged Collateral on such credit terms which it deems commercially reasonable. The sale of any of the Pledged Collateral on credit terms shall not relieve Pledgor of its liability to the Pledgee until the Secured Obligations have been paid in full in cash. All payments received by the Pledgee in respect of a sale of Pledged Collateral shall be applied to the Secured Obligations in the manner provided in Section 9 of this Agreement, as and when such payments are received.

(d) Pledgor recognizes that the Pledgee may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in any applicable securities law, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for its own account, for investment and not with a view for the distribution or resale thereof. Pledgor agrees that private sales so made may be at prices and on other terms less favorable to the seller than if the Pledged Collateral were sold at public sale, and that the Pledgee has no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the registration of the Pledged Collateral for public sale under the Securities Act or any other applicable securities laws. Pledgor agrees that a private sale or sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

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(e) If any consent, approval or authorization of any state, municipal or other governmental department, agency or authority should be necessary to effectuate any sale or other disposition of the Pledged Collateral, or any partial disposition of the Pledged Collateral, Pledgor will execute all such applications and other instruments as may reasonably be required in connection with securing any such consent, approval or authorization, and will otherwise use commercially reasonable efforts to assist the Pledgee as requested in connection with any such sale or other disposition of the Pledged Collateral as the Pledgee may reasonably deem necessary pursuant to the terms of this Agreement.

(f) Upon any sale or other disposition, the Pledgee shall have the right to deliver, assign and transfer to the purchaser thereof the Pledged Collateral so sold or disposed of. Each purchaser at any such sale or other disposition (including the Pledgee) shall hold the Pledged Collateral free from any claim or right of Pledgor of whatever kind, including any equity or right of redemption of Pledgor, to the fullest extent permitted under Applicable Law.

(g) The Pledgee shall not be obligated to make any sale or other disposition, unless the terms thereof shall be satisfactory to it. The Pledgee may, subject to Applicable Law, without notice or publication, adjourn any private or public sale, and, upon ten (10) days’ prior written notice to Pledgor, hold such sale at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Pledged Collateral, on credit or future delivery, the Pledged Collateral so sold may be retained by the Pledgee until the selling price is paid by the purchaser thereof, but the Pledgee shall incur no liability in the case of the failure of such purchaser to take up and pay for the property so sold and, in case of any such failure, such property may again be sold as herein provided.

9. Disposition of Proceeds.

(a) The proceeds of any sale or disposition by the Pledgee of all or any part of the Pledged Collateral shall be applied by the Pledgee in the following order:

(i) to the payment in full of any costs and expenses of such sale or sales, collections, and the protection, declaration and enforcement of any security interest granted hereunder, including the reasonable compensation of the Pledgee’s agents and attorneys (including, without limitation, the expenses incurred pursuant to Section 8(c) hereof);

(ii) to the payment of the Secured Obligations in accordance with the provisions of Section 8.3 of the Credit Agreement; and

(iii) to the payment to Pledgor of any surplus then remaining from such proceeds, subject to the rights of any holder of a Lien on the Pledged Collateral of which the Pledgee has actual notice.

(b) In the event that the proceeds of any sale or other disposition of the Pledged Collateral are insufficient to cover the principal of, and premium, if any, and interest on, the Secured Obligations secured thereby plus costs and expenses of the sale or other disposition, Pledgor shall remain liable for any deficiency.

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10. Termination. This Agreement shall create a continuing collateral assignment, pledge and first priority security interest in, and Lien on, the Pledged Collateral and shall continue in full force and effect until all of the Secured Obligations (other than any contingent obligations that survive the termination of this Agreement, the Credit Agreement and the other Financing Documents) shall have been paid and performed in full in cash and satisfied, and the commitments of the Pledgee under the Credit Agreement shall have terminated. Subject to any sale or other disposition by the Pledgee of the Pledged Collateral or any part thereof pursuant to this Agreement, the Pledged Collateral shall be returned to Pledgor upon full payment, satisfaction and termination of the Secured Obligations. To the extent that Pledgor or any other Person on behalf of Pledgor makes a payment or payments of the Secured Obligations to the Pledgee, or the Pledgee enforces the security interests or exercises its set-off rights, and such payment(s) or the proceeds of such enforcement or set-off are subsequently rescinded or must otherwise be restored by any holder of any Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Secured Obligations and this Agreement and all Liens, rights and remedies therefor, shall be automatically reinstated to such extent. Upon termination of this Agreement, the Pledgee shall forthwith assign, transfer and deliver to Pledgor such of the Pledged Collateral as may be in the possession of the Pledgee and as shall not have been sold or otherwise applied pursuant to the terms hereof, and shall promptly execute and deliver to Pledgor such documents as are reasonably necessary to evidence the termination of the Liens created hereby.

11. Expenses of the Pledgee. All reasonable out-of-pocket expenses (including reasonable attorneys’ fees) incurred by the Pledgee in connection with the perfection and continuation of the security interest granted hereunder and all out-of-pocket expenses (including reasonable attorneys’ fees) incurred by the Pledgee in connection with any actual or attempted sale or exchange of, or any enforcement, collection, compromise or settlement respecting, the Pledged Collateral, or any other commercially reasonable action taken by the Pledgee hereunder whether directly or as attorney-in-fact pursuant to a power of attorney or other authorization herein conferred, for the purpose of satisfaction of the liability of Pledgor for failure to pay the Secured Obligations or as additional amounts owing by Pledgor to cover the Pledgee’s out-of-pocket costs of acting against the Pledged Collateral, shall be deemed a Secured Obligation of Pledgor for all purposes of this Agreement and the Pledgee may apply the Pledged Collateral to payment of or reimbursement of itself for such liability.

12. General Provisions.

(a) The Pledgee and its assigns shall not have any obligation in respect of the Pledged Collateral, except to use reasonable care in holding the Pledged Collateral and to hold and dispose of the same in accordance with the terms of this Agreement and Applicable Law.

(b) All notices, requests and demands to or upon the respective parties hereto shall be given in the manner specified and shall be addressed as set forth in Section 17 of the Credit Agreement.

(c) No failure on the part of the Pledgee to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Pledgee of any right, power or remedy hereunder preclude any other or future exercise thereof, or the exercise of any other right, power or remedy. The remedies herein provided are cumulative and are not exclusive of any remedies provided by Applicable Law or any other agreement. The representations, covenants and agreements of Pledgor herein shall survive the date hereof. Neither this Agreement nor the provisions hereof can be changed, waived or terminated orally. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns, provided, that Pledgor may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Pledgee.

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(d) If any term of this Agreement or any application thereof shall be invalid or unenforceable, the remainder of this Agreement and any other application of such term shall not be affected thereby.

(e) No modification or waiver of any provision of this Agreement shall be binding on Pledgor or the Pledgee, except as expressly set forth in writing duly executed and delivered by Pledgor and the Pledgee.

(f) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterparty of a signature page of this Agreement by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

13. APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, without giving effect to the conflict of laws principles thereof (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law). Section 19.8 of the Credit Agreement is hereby incorporated mutatis mutandis.

14. Subrogation. Notwithstanding any payment(s) made by Pledgor or the exercise by the Pledgee of any remedy provided hereunder or under the Credit Agreement or any Additional Document, Pledgor shall not have a claim (as defined in 11 U.S.C. §101(5)) of subrogation to any right of the Pledgee or the Pledgee as against the Pledged Subsidiary or any Pledged Collateral or other Collateral or any guaranty held by the Pledgee for the satisfaction of any of the Secured Obligations, nor shall Pledgor have any claim (as defined in 11 U.S.C. §101(5)) for reimbursement, indemnity, exoneration or contribution from the Pledged Subsidiary in respect of payments made by Pledgor hereunder, in any such case until the indefeasible payment in full in cash of the Secured Obligations (other than any contingent obligations that survive the termination of this Agreement, the Credit Agreement and the other Loan Documents) and the termination of the Pledgee’s commitments under the Credit Agreement. If any amount shall be paid to Pledgor on account of such subrogation, reimbursement, indemnity, exoneration or contribution rights at any time, such amount shall be held by Pledgor in trust for the Pledgee, segregated from other funds of Pledgor, and shall be turned over to the Pledgee for the benefit of the Pledgee, in the exact form received by Pledgor (duly endorsed by Pledgor to the Pledgee, if required), to be applied as provided in the Credit Agreement. The Pledgee shall not have any obligation or duty to protect Pledgor’s rights of subrogation arising pursuant to this Agreement or under any Applicable Law, nor shall the Pledgee be liable for any loss to, or impairment of, any subrogation rights held by Pledgor.

15. Reliance by the Pledgee.

(a) PLEDGOR AFFIRMS THAT IT HAS READ THIS AGREEMENT, THE CREDIT AGREEMENT, AND EACH OF THE OTHER FINANCING DOCUMENTS AFFECTED HEREBY AND AGREES THAT PLEDGOR IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT, THE CREDIT AGREEMENT, AND EACH OF THE OTHER FINANCING DOCUMENTS AFFECTED HEREBY; THAT PLEDGOR IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS AGREEMENT, THE CREDIT AGREEMENT, AND EACH OF THE OTHER FINANCING DOCUMENTS AFFECTED HEREBY; THAT PLEDGOR HAS BEEN REPRESENTED BY LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING PLEDGOR’S EXECUTION OF THIS AGREEMENT, THE CREDIT AGREEMENT, AND EACH OF THE OTHER FINANCING DOCUMENTS AFFECTED HEREBY TO WHICH PLEDGOR IS PARTY AND HAS RECEIVED THE ADVICE OF PLEDGOR’S ATTORNEY IN ENTERING INTO THIS AGREEMENT, THE CREDIT AGREEMENT, AND EACH OF THE OTHER FINANCING DOCUMENTS AFFECTED HEREBY TO WHICH PLEDGOR IS A PARTY; THAT PLEDGOR HAS MADE AND WILL MAKE, INDEPENDENTLY AND WITHOUT RELIANCE ON THE PLEDGEE, AND BASED ON SUCH DOCUMENTS AND INFORMATION AS PLEDGOR HAS DEEMED APPROPRIATE, PLEDGOR’S OWN DECISION TO ENTER INTO THIS AGREEMENT, THE CREDIT AGREEMENT AND EACH OF THE OTHER FINANCING DOCUMENTS TO WHICH PLEDGOR IS A PARTY AND WILL CONTINUE TO MAKE PLEDGOR’S OWN ANALYSIS AND DECISIONS IN TAKING OR NOT TAKING ACTION UNDER THIS AGREEMENT, THE CREDIT AGREEMENT AND EACH OF THE OTHER FINANCING DOCUMENTS TO WHICH PLEDGOR IS A PARTY.

(b) PLEDGOR AGREES THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT, THE CREDIT AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS TO WHICH PLEDGOR IS PARTY ON THE BASIS THAT PLEDGOR HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the date first above written.

PLEDGOR:

PACASO INC.

By:	/s/ Joseph Maehler
Name:	Joseph Maehler
Title:	Chief Investment Officer

PLEDGEE:

SG RANCH FUND LP
By: Saluda Grade Income Fund GP LLC, its General Partner

By:	/s/ Tim Carr
Name:	Tim Carr
Title:	Authorized Signatory